Exhibit (a)(7)

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

of

VANECK COASTLAND ONLINE FINANCE TERM FUND

(a Delaware statutory trust)

Dated as of September 29, 2016

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Table of Contents

(continued)

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AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
of
VanEck Coastland Online Finance Term Fund

THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the date set forth below by the Trustees named hereunder for the purpose of governing a Delaware statutory trust in accordance with the provisions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, the Trustees do hereby declare that the Trustee or any successor Trustees will hold IN TRUST all cash, securities, and other assets which the Fund now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the Fund as hereinafter set forth and amends and restates in its entirety that certain Amended and Restated Agreement and Declaration of Trust dated as of February 29, 2016.

ARTICLE I
Name and Definitions

Section 1.        Name. This Fund shall be known as “VanEck Coastland Online Finance Term Fund,” and the Trustees shall conduct the business of the Fund under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Delaware Statutory Trust Act (as defined below). Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration of Trust.

Section 2.        Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)        “Administrator” means a party furnishing services to the Fund pursuant to any administration contract described in Article IV, Section 7(a) hereof;

(b)        “Affiliated Person” shall have the meaning given such term in the 1940 Act.

(c)        “Assignment” shall have the meaning given such term in the 1940 Act.

(d)        “By-Laws” shall mean the By-Laws of the Fund as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(e)        “Certificate of Trust” means the certificate of trust filed by the initial Trustee of this Fund on July 2, 2015, in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act, as it may be amended or restated from time to time;

(f)         “Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

(g)        “Commission” shall have the meaning given such term in the 1940 Act;

(h)        “Continuing Trustee” shall mean any member of the Board of Trustees who either (a) has been a member of the Board of Trustees for a period of at least thirty-six months (or since the commencement of the Fund’s operation, if less than thirty-six months) or (b) was nominated to serve as a member of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees;

(i)        “Declaration” or “Declaration of Trust” mean this Amended and Restated Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time;

(j)         “Delaware Statutory Trust Act” or “Delaware Act” mean the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time;

(k)        “Fund” means the Delaware statutory trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

(l)         “Fund Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Fund;

(m)       “Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Prospectus or contained in any current Registration Statement on Form N-2 of the Fund filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act;

(n)        “General Direct Action” shall mean an action, suit or other proceeding asserting a direct claim of any nature whatsoever (regardless of whether such claim sounds in contract, tort, fraud or otherwise or is based on common law, statutory, equitable, legal or other grounds) where the harm alleged falls upon all Shareholders of a series or class (and not an individual harm only to the Shareholder or Shareholders bringing such action, suit or other proceeding) on a pro rata basis and/or proportionally based on their interests in such series or class;

(o)        “Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

(p)        “Adviser” means a party furnishing services to the Fund pursuant to any investment advisory contract;

(q)        “Majority Shareholder Vote” shall mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Fund with each class and series of Shares voting together as a single class, except to the extent otherwise required by the 1940 Act or this Declaration with respect to any one or more classes or series of Shares, in which case the applicable proportion of such classes or series of Shares voting as a separate class or series, as the case may be, also will be required;

(r)        “Net Asset Value” means the net asset value of each Outstanding Share, determined as provided in Article VI, Section 1 hereof;

(s)        “1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

(t)        “Outstanding Shares” means Shares shown in the books of the Fund or its transfer agent as then-outstanding;

(u)        “Person” means and includes natural persons, corporations, partnerships, limited partnerships, separate accounts, statutory trusts and foreign statutory trusts, trusts, limited liability companies, associations, joint ventures, estates, custodians, nominees and any other individual or entity, whether or not a legal entity, in its own or any representative capacity, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign;

(v)        “Principal Shareholder” means any corporation, person, entity, or group within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of the Fund and includes any “affiliate” or “associate,” as those terms are defined in Rule 12b-2 under the Exchange Act, of a Principal Shareholder. For purposes of determining whether a corporation, person, entity or group is a Principal Shareholder, in addition to the Shares which the corporation, person, entity, or group beneficially owns directly, any corporation, person, entity, or group shall be deemed to be the beneficial owner of any Shares of the Fund (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise, or (2) which are beneficially owned, directly or indirectly, including Shares deemed owned through application of clause (1) above, by any other corporation, person, entity, or group with which it or its “affiliate” or “associate” has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares of the Fund, or which is its “affiliate” or “associate,” as so defined. Calculation of the outstanding shares of the Fund shall not include shares deemed owned through application of clause (1) above.

(w)       “Principal Underwriter” shall have the meaning given such term in the 1940 Act;

(x)        “Prospectus” shall mean the Prospectus and Statement of Additional Information of the Fund, if any, as in effect from time to time under the Securities Act.

(y)        “Securities Act” shall mean the Securities Act of 1933, as amended.

(z)        “Shareholder” means a record owner of Outstanding Shares;

(aa)      “Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Fund shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred shares or preferred units of beneficial interest which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require;

(bb)      “Trustees” means the “Person” or “Persons” who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed and have qualified to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustees hereunder.

ARTICLE II
Purpose of the Fund

The purpose of the Fund is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Fund to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Fund shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

ARTICLE III
Shares of Beneficial Interest

Section 1.        Beneficial Interest

The beneficial interest in the Fund shall be divided into an unlimited number of transferable shares of beneficial interest, par value $0.001 per share. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Fund.

Section 2.        Other Securities

The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and issue such other securities of the Fund as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate in the furtherance of, or related to, the issuance of such preferred shares, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the powers, preferences and special privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the powers, preferences and special privileges of any such preferred shares under this Declaration. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of this Declaration with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. Except as contemplated by the immediately preceding sentence, this Declaration shall control as to the Fund generally and the powers, preferences and special privileges of the other Shareholders of the Fund. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 3.        Transfer of Shares

Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Fund only by the record holder thereof or by its agent thereto, upon delivery to the Trustees or a transfer agent of the Fund, of such evidence of authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Fund. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Fund shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Fund, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Fund shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 4.        Repurchase of Shares

(a)                    Except as otherwise provided in this Declaration, no Shareholder or other Person holding Shares will have the right to withdraw or tender Shares to the Fund for repurchase. The Trustees may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Fund to repurchase Shares in accordance with written tenders. In determining whether to cause the Fund to repurchase Shares, pursuant to written tenders, the Trustees may consider any one or more of the following factors, among others:

(i)                 whether any Shareholders have requested to tender Shares;

(ii)                the liquidity of the Fund’s assets;

(iii)               the investment plans and working capital and reserve requirements of the Fund;

(iv)               the relative economies of scale with respect to the size of the Fund;

(v)                the history of the Fund in repurchasing Shares;

(vi)               existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

(vii)              the anticipated tax consequences to the Fund of any proposed repurchases of Shares; and

(viii)              the recommendations of the Trustees and/or the Adviser.

The Trustees will cause the Fund to repurchase Shares in accordance with written tenders only on terms fair to the Fund and to all Shareholders.

(b)                    The Trustees may cause the Fund to repurchase Shares of a Shareholder or any Person acquiring Shares from or through a Shareholder, on terms fair, as determined by the Trustees in their sole discretion, to the Fund, in the event that the Trustees, in their sole discretion, determine or have reason to believe that:

(i)                the Shares have been Transferred in violation of Section 3 of this Article, or the Shares have vested in any Person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

(ii)                ownership of the Shares by a Shareholder or other Person is likely to cause the Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(iii)               continued ownership of the Shares may be harmful or injurious to the business or reputation of the Fund, the Trustees or the Adviser or any of their Affiliated Persons, or may subject the Fund or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

(iv)               any of the representations and warranties made by a Shareholder or other Person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

(v)                with respect to a Shareholder subject to special regulatory or compliance requirements, such as those imposed by the Employee Retirement Income Security Act of 1974, as amended, the Bank Holding Company Act or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), the Fund will likely be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Shares; and

(vi)               it would be in the best interests of the Fund, as determined by the Trustees, for the Fund to repurchase the Shares.

(c)                    Repurchases of Shares by the Fund will be payable promptly after the date of each repurchase or, in the case of an offer by the Fund to repurchase Shares, promptly after the expiration date of the repurchase offer in accordance with the terms of the repurchase offer. Payment of the purchase price for Shares will consist of cash. Notwithstanding anything to the contrary in this Section 4(c), the Trustees, in their sole discretion, may cause the Fund to pay all or any portion of the repurchase price in Securities in kind (or any combination of Securities in kind and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All repurchases of Shares will be subject to any and all conditions as the Trustees may impose in their sole discretion. The Trustees may, in their sole discretion, cause the Fund to repurchase all of a Shareholder’s Shares, if the net asset value of the Shareholder’s Shares, as a result of repurchase or Transfer requests by the Shareholder, is less than such minimum amount as may be established by the Trustees from time to time in their sole discretion. Subject to the procedures of this Section 4(c), the amount due to any Shareholder whose Shares are repurchased will be equal to the net asset value of the Shareholder’s Shares, as of the effective date of repurchase. If all of a Shareholder’s Shares are repurchased, that Shareholder will cease to be a Shareholder.

(d)                    To the fullest extent permitted by law, the holders (including beneficial owners) of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

Section 5.         Register of Shares

A register shall be kept at the offices of the Fund or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

Section 6.        Transfer Agent and Registrar

The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

Section 7.        Notices

Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Fund.

Section 8.        Status of Shares

The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Fund Property of every description and the right to conduct any business herein before described are vested exclusively in the Fund, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Fund nor can they be called upon to share or assume any losses of the Fund or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in Article III, Section 2 or as specified by the Trustees when creating the Shares, as in preferred shares).

Section 9.        Issuance of Shares

The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares including preferred shares that may have been established pursuant to Article III, Section 2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

Section 10.       Limitation of Personal Liability

No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Fund or any series or class except by reason of their own acts or conduct. Neither the Fund nor the Trustees, nor any officer, employee, or agent of the Fund shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware, to the extent that such limitation of liability is greater than the limitation of liability specifically provided in this Section.

Section 11.       Derivative Actions

(a)        No person who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. No Shareholder may maintain a derivative action on behalf of the Fund unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action.

(b)        In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met:

(i)         the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act); and

(ii)        unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Trustees determine not to bring such action.

Section 12.       General Direct Actions

(a)        To the fullest extent permitted by Delaware law, the Shareholders’ right to bring a General Direct Action against the Fund and/or its Trustees is eliminated, except for a General Direct Action to enforce an individual Shareholder right to vote or a General Direct Action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Delaware Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then subsection (b) shall apply.

(b)        No Shareholder may maintain a General Direct Action unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action. In addition, a Shareholder may bring a General Direct Action only if the following conditions are met:

(i)         the Shareholder or Shareholders has obtained authorization from the Trustees to bring such General Direct Action unless an effort to cause the Trustees authorize such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act); and

(ii)         unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Trustees determine not to authorize such action.

Section 13.      Reports

The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Fund Shares are listed, a report of operations containing a balance sheet and statement of income and undistributed income of the Fund prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Fund as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

ARTICLE IV
Trustees

Section 1.        Number and Qualification

As of the date of this Agreement, the Trustees of the Fund shall be the signatories hereto. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than three. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall not be under legal disability at the time of nomination. Trustees need not own Shares and may succeed themselves in office.

Section 2.        Term and Election

The Board of Trustees has been divided into three classes, designated class I, class II and class III. The Board of Trustees shall continue to be divided into these three classes as long as the Board of Trustees consists of at least three members. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. Within the limits above specified, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. The term of office of the first class shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act and when a successor shall have been elected and shall have qualified. The term of office of the second class shall expire on the date of the second annual meeting of

Shareholders or special meeting in lieu thereof following the effective date of the initial Registration Statement relating to the Shares under the Securities Act and when a successor shall have been elected and shall have qualified. The term of office of the third class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the initial Registration Statement relating to the Shares under the Securities Act and when a successor shall have been elected and shall have qualified. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. After expiration of the term of office specified for a Trustee, the Trustee shall serve for terms of three years or until his or her successor is elected and qualifies. In the event that the Trustees authorize and issue preferred shares of any class or series, the Trustees are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate in the furtherance of, or related to, the issuance of such preferred shares, including to modify the structure or makeup of the classes of Trustees or to create a separate class of Trustees to represent the holders of preferred shares, all without shareholder approval. The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 3 of this Article IV, and each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified. In the event that the Fund does not hold an annual meeting of Shareholders pursuant to Article V, Section 1, the Trustees are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate to modify the class structure and terms of office of the Trustees, all without shareholder approval. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, retirement, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee.

Section 3.        Resignation and Removal

Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed from office only for “Cause” (as hereinafter defined) and only (i) by action of at least seventy-five percent (75%) of the outstanding Shares of the classes or series of Shares entitled to vote for the election of such Trustee, or (ii) by written instrument, signed by at least seventy-five percent (75%) of the remaining Trustees, specifying the date when such removal shall become effective. “Cause” for these purposes shall require willful misconduct, dishonesty or fraud on the part of the Trustee in the conduct of his or her office or such Trustee being convicted of a felony. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Fund or the remaining Trustees any Fund Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. Except to the extent expressly provided in a written agreement with the Fund, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his resignation or removal, or any right to damages on account of a removal.

Section 4.        Effect of Death, Resignation, etc. of a Trustee

The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Fund or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Article IV, Section 1 hereof; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. Any Trustees appointed to fill a vacancy shall serve for the remainder of the full term of class in which the vacancy occurred and until a successor is elected and qualifies. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Fund’s Adviser is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

Section 5.        Powers and Duties

(a)        General. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Fund. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

Subject to the provisions of this Declaration of Trust, the business of the Fund shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Fund. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Fund and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Shareholders; enlarge or reduce the number of Trustees; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees, consisting of two or more Trustees, that may exercise the powers and authority of the Board of Trustees to the extent that the Trustees so determine; employ one or more custodians of the assets of the Fund and authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; employ an Administrator for the Fund and authorize such Administrator to employ sub-administrators; employ an Adviser to the Fund and authorize such Adviser to employ sub-advisers; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Fund directly or through one or more Principal Underwriters or otherwise; repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders; and in general delegate such authority as they consider desirable to any officer of the Fund, to any committee of the Trustees and to any agent or employee of the Fund or to any such Adviser, Administrator, sub-adviser, sub-administrator, custodian, transfer agent, or Principal Underwriter. Any determination as to what is in the interests of the Fund made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by: (1) a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware; or (2) by the written consent of a majority of the Trustees then in office, subject to any conditions, requirements, or restrictions contained in the By-Laws.

(b)        Legal Title. Legal title to all of the Fund Property shall at all times be vested in the Fund as a separate legal entity, except that the Trustees may cause legal title to any Fund Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Fund, or in the name of any person as nominee acting for and on behalf of the Fund. No Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Fund, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Fund. The Fund, or at the determination of the Trustees, one or more of the Trustees or a nominee acting for and on behalf of the Fund, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Fund issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.

In the event that title to any part of the Fund Property is vested in one or more Trustees, the right, title and interest of the Trustees in the Fund Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the resignation, removal, death or incapacity of a Trustee he shall automatically cease to have any right, title or interest in any of the Fund Property, and the right, title and interest of such Trustee in the Fund Property shall vest automatically in the remaining Trustees. To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

(c)        Without limiting the foregoing, the Trustees shall have the power and authority to cause the Fund (or to act on behalf of the Fund):

(i)        To invest and reinvest cash and other property, to hold cash or other property uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of securities and other instruments and property of every nature and kind, including, without limitation, shares or interests in open-end or closed-end investment companies or other pooled investment vehicles, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, loans, obligations, participations, other evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers’ acceptances, derivative instruments, and other securities or properties of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or engage in “when issued” or delayed delivery transactions and in all types of financial instruments and hedging and risk management transactions; change the investments of the assets of the Fund; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(ii)        To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Fund;

(iii)       To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(iv)       To exercise powers and right of subscription or otherwise which in any manner arise out of ownership or securities;

(v)        To hold any security or property in any form, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

(vi)       To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Fund;

(vii)      To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(viii)      To compromise, arbitrate or otherwise adjust claims in favor of or against the Fund or any matter in controversy, including, but not limited to, claims for taxes;

(ix)        To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(x)        To borrow funds or other property in the name of the Fund exclusively for Fund purposes and in connection therewith issue notes or other evidence of indebtedness and to mortgage and pledge the Fund Property or any part thereof to secure any or all of such indebtedness;

(xi)        To endorse or guarantee the payment of any notes or other obligations of any Person, to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof, and to mortgage and pledge the Fund Property or any part thereof to secure any of or all of such obligations;

(xii)       To purchase and pay for entirely out of Fund Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Fund or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Advisers, Principal Underwriters, or independent contractors of the Fund, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Fund would have the power to indemnify such Person against liability;

(xiii)      To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Fund;

(xiv)      To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

(xv)       To enter into contracts of any kind and description;

(xvi)      To employ as custodian of any assets of the Fund one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Fund, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(xvii)     To employ auditors, counsel or other agents of the Fund, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(xviii)    To interpret the investment policies, practices, or limitations of the Fund or any class;

(xix)      To select brokers, dealers, futures commission merchants, banks or any agents or other entities, as appropriate, with which to effect transactions in securities and other instruments or investments including, but not limited to, stocks, bonds, currencies, futures, forwards, swaps and other instruments including money market instruments;

(xx)      To execute and enter into brokerage contracts, risk disclosure and other agreements reasonable, necessary or convenient in order to transact in the foregoing instruments; and

(xxi)     To engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage subject to the requirements of the 1940 Act.

(d)        The Fund shall not be limited to investing in obligations maturing before the possible termination of the Fund. The Fund shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Fund shall not be required to obtain any court order to deal with any assets of the Fund or take any other action hereunder. The Fund may pursue its investment program and any other powers as set forth in this Section 5 of this Article IV either directly or indirectly through one or more subsidiary vehicles at the discretion of the Trustees or by operating in a master feeder structure.

(e)        Except as prohibited by applicable law, the Trustees may, on behalf of the Fund, buy any securities from or sell any securities to, or lend any assets of the Fund to, any Trustee or officer of the Fund or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Adviser, Administrator, Principal Underwriter, distributor or transfer agent for the Fund or with any Interested Person of such person. The Fund may employ any such person, or entity in which such person is an Interested Person, as broker, legal counsel, registrar, Adviser, Administrator, Principal Underwriter, distributor, transfer agent, dividend disbursing agent, shareholder servicing agent, custodian or in any other capacity upon customary terms.

Section 6.        Expenses of the Fund

Subject to Article IV, Section 5, the Trustees shall have the power and authority to cause the Fund (or to act on behalf of the Fund) to directly or indirectly through contractual arrangements, or to reimburse the Trustees from the Fund Property, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Fund portfolio securities; expenses of sale, addition and reduction of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Fund’s investment advisers, managers, administrators, distributors, custodians, transfer agents, shareholder servicing agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Fund and maintaining their existence; costs of preparing and printing the prospectuses, statements of additional information and Shareholder reports of the Fund and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Fund’s officers and employees and costs of other personnel performing services for the Fund; costs of Trustee meetings; Commission registration fees and related expenses; registration fees and related expenses under state or foreign securities or other laws; and for such non-recurring items as may arise, including litigation to which the Fund (or a Trustee or officer of the Fund acting as such) is a party, and for all losses and liabilities by them incurred in administering the Fund. This Article shall not preclude the Fund from directly paying any of the aforementioned fees and expenses.

Section 7.        Service Contracts

(a)        Advisory, Management and Administrative Services. Subject to such requirements and restrictions as may be set forth under federal and/or state law or regulation and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or non-exclusive advisory, management and/or administrative services for the Fund or for any series or class with any corporation, trust, association, or other Person; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Adviser to supervise and direct the investment of all assets held, and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested and to make changes in the Fund’s investments; authority for the Adviser or Administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators, or such other activities as may specifically be delegated to such party.

(b)        Underwriters. The Trustees may retain underwriters and/or placement agents to sell Shares and other securities of the Fund. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Fund, whereby the Fund may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of securities of the Fund by such other party as principal or as agent of the Fund and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Fund. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law or regulation and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, and any such contract may contain such other terms as the Trustees may determine.

(c)        Custodians. The Trustees shall at all times employ a custodian or custodians meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Fund. Any custodian shall have authority as agent of the Fund as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Fund and the 1940 Act, including without limitation authority:

(i)           to hold the securities owned by the Fund and deliver the same upon written order;

(ii)         to receive any receipt for any moneys due to the Fund and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(iii)        to disburse such funds upon orders or vouchers;

(iv)        if authorized by the Trustees, to keep the books and accounts of the Fund and furnish clerical and accounting services; and

(v)         if authorized to do so by the Trustees, to compute the net income or net asset value of the Fund;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

(d)        Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Fund in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Fund.

(e)        Other Entities and Services. Subject to the 1940 Act, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Fund, as the Trustees determine to be in the best interests of the Fund.

(f)         The fact that:

(i)         any of the Shareholders, Trustees, or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, Adviser, Administrator, sub-adviser, sub-administrator, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other Person, or for any parent or affiliate of any organization with which an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder or has an interest in the Fund; or that

(ii)        any corporation, trust, association or other Person with which an advisory, management, or administration contract or Principal Underwriter’s or distributor’s contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s or other service contract with one or more other corporations, trusts, associations, or other Persons, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Fund from voting upon or executing the same, or create any liability or accountability to the Fund or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

Section 8.        Trustees and Officers as Shareholders

Any Trustee, officer or agent of the Fund may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent. The Trustees may issue and sell and cause to be issued and sold Shares to, and repurchase such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.

ARTICLE V
Shareholders’ Voting Powers and Meetings

Section 1.        Meetings of Shareholders

The Fund shall hold annual meetings of the Shareholders to the extent required by the 1940 Act, regulation or exchange on which Fund Shares are listed. A special meeting of Shareholders may be called at any time by a majority of the Trustees or the President and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Fund holding in the aggregate not less than fifty-one percent (51%) of the outstanding Shares of the Fund or class or series of Shares having voting rights on the matter, such request specifying the purpose or purposes for which such meeting is to be called. Any shareholder meeting, including a Special Meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

Section 2.         Voting Powers, Meetings, Notice and Record Dates

(a)        The Shareholders shall have power to vote only with respect to:

(i)          the election or removal of Trustees as provided in Article IV hereof; and

(ii)         such additional matters relating to the Fund as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Fund with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable.

(b)        This Declaration expressly provides that no matter for which voting, consent or other approval is required by the Statutory Trust Act in the absence of the contrary provision in the Declaration shall require any vote.

(c)        Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

(d)        Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares.

(e)        There shall be no cumulative voting in the election or removal of Trustees.

(f)        Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner. No proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Fund as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Fund. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

(g)        Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Fund is submitted to a vote of the Shareholders of one or more series or classes thereof or of the Fund, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Fund, Shares may be voted only by written proxy or in person at a meeting and not by electronic or telecommunications device or any other manner, unless otherwise determined by the Trustees.

(h)        Until Shares of a class or series are issued, the Trustees may exercise all rights of Shareholders of that class or series and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders with respect to that class or series. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

(i)         Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

Section 3.        Quorum and Required Vote

(a)        Quorum. Except when a larger quorum is required by the 1940 Act, by the By-Laws or by this Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. When any one or more series (or classes) is to vote separately from any other Shares, thirty-three and one-third percent (33-1/3%) of the Shares of each such series (or class) entitled to vote shall constitute a quorum at a Shareholders’ meeting of that series (or class).

(b)        Required Vote – Generally. Except when a greater or lesser vote is required by any provision of this Declaration of Trust, the By-Laws, the 1940 Act, or a resolution of the Trustees, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a vote of the holders of at least a majority of the Shares then entitled to vote in an election of a Trustee shall elect such Trustee, provided that where any provision of law or of this Declaration of Trust requires that the holders of any series shall vote as a series (or that holders of a class shall vote as a class), then a majority of the Shares of that series (or class) voted on the matter (or the holders of at least a majority of the Shares of that series or class then entitled to vote in an election of the Trustee with respect to the election of a Trustee) shall decide that matter insofar as that series (or class) is concerned.

(c)        Required Vote – Certain Transactions

(i)         Except as otherwise provided in paragraph (c)(ii) of this Section, the affirmative vote or consent of majority of the entire Board of Trustees, seventy-five percent (75%) of the Continuing Trustees and at least seventy-five percent (75%) of the Shares outstanding and entitled to vote thereon shall be necessary to authorize any of the following actions:

(1)        The merger, consolidation or share exchange of the Fund, any series or class of Shares of the Fund, or any subsidiary of the Fund with or into any other person or company (including, without limitation, a Shareholder, partnership, corporation, joint venture, statutory or business trust, common law trust or any other business organization) or of any such person or company with or into the Fund or any series or class of Shares.

(2)        The issuance or transfer by the Fund or any series or class of Shares (in one or more series of transactions in any twelve-month period) of any securities of the Fund or such series or class to any other person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding (x) sales of any securities of the Fund or a series or class in connection with a public offering thereof, (y) issuance of securities of the Fund or a series or class pursuant to a dividend reinvestment plan adopted by the Trustees and (z) issuances of securities of the Fund or a series or class upon the exercise of any stock subscription rights distributed by the Fund or a series or class.

(3)        The sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund or any series or class of Shares (in one or a series of transactions in any twelve-month period) to or with any person of any assets of the Fund or such series or class having an aggregate fair market value of $1,000,000 or more, except for transactions in securities effected by the Fund or a series or class in the ordinary course of business.

(4)        The dissolution, liquidation or termination of the Fund or a series or class of Shares thereof. Upon such authorization, the Trustees shall proceed to wind up the affairs of, and liquidate, the Fund in accordance with Section 3(b) of Article VIII.

(5)        The issuance of any securities of the Fund to any Principal Shareholder for cash, except as part of an offering in which the Principal Shareholder has no special right to participate as compared to other holders of the same class of Shares, or investors at large.

(6)        Any Shareholder proposal as to specific investment decisions made or to be made with respect to the assets of the Fund or a series or class of Shares.

(7)        The conversion of the Trust or any series of Shares from a “closed-end company” to an “open-end company”, as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act (as in effect on the date of this Declaration), together with any necessary amendments to this Declaration to permit such a conversion. Such affirmative vote or consent shall be in addition to the vote or consent of the Shareholders otherwise required by federal law or by any agreement between the Trust and any national securities exchange.

(ii)        Notwithstanding anything to the contrary in paragraph (c)(i) of this Section, so long as each action is approved by both a majority of the entire Board of Trustees and seventy-five percent (75%) of the Continuing Trustees, and so long as all other conditions and requirements, if any, provided for in the Bylaws and applicable law have been satisfied, then no Shareholder vote or consent shall be necessary or required to approve any of the actions listed in paragraph (c) of this Section, except to the extent such Shareholder vote or consent is required by the 1940 Act or other federal law.

Section 4.        Record Dates for Dividends and Distributions

For the purpose of determining the Shareholders of any series (or class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such series (or class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more series (or classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different series (or classes).

Section 5.        Additional Provisions

The By-Laws may include further provisions for Shareholders, votes and meetings and related matters.

ARTICLE VI
Net Asset Value and Distributions

Section 1.        Determination of Net Asset Value, Net Income and Distributions

Subject to applicable law, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted resolution of the Trustees such bases and time for determining the Net Asset Value per Share of any series or class or net income attributable to the Shares of any series or class, or the declaration and payment of dividends and distributions on the Shares of any series or class, as they may deem necessary or desirable. The Trustees shall cause the Net Asset Value of Shares of each series or class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Fund or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each series or class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

ARTICLE VII
Compensation, Limitation of Liability and Indemnification

Section 1.        Trustee Compensation

The Trustees in such capacity shall be entitled to reasonable compensation from the Fund, and they may fix the amount of such compensation. However, the Fund will not compensate those Trustees who are otherwise compensated by the Adviser, or any sub-adviser under the terms of any contract between the Fund and the Adviser, or any sub-adviser, as applicable. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Fund.

Section 2.        Limitation of Liability

A Trustee or officer of the Fund, when acting in such capacity, shall not be personally liable, to the fullest extent permitted by law, to any person other than the Fund or a beneficial owner for any act, omission or obligation of the Fund or any Trustee or officer of the Fund. A Trustee or officer of the Fund shall not be liable for any act or omission or any conduct whatsoever in his capacity as Trustee or officer, provided that nothing contained herein or in the Delaware Act shall protect any Trustee or officer against any liability to the Fund or to Shareholders to which he would otherwise be subject by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer hereunder.

Section 3.        Indemnification

(a)        The Fund hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Fund (including persons who serve at the Fund’s request as directors, officers or trustees of another organization in which the Fund has any interest as a shareholder, creditor or otherwise) (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article VII by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Fund and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Fund or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)        Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “Interested Persons” of the Fund nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)        The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Fund unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification and a Trustee shall have the benefit of a rebuttable presumption in connection with any such determination that he or she is entitled to indemnification.

(d)        The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Fund, any statute, agreement, or vote of Shareholders or Trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

Section 4.        Trustee’s Good Faith Action, Expert Advice, No Bond or Surety

The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Fund and to any Shareholder solely for his or her own willful misfeasance (within the meaning of the 1940 Act), willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 5.        Fiduciary Duties

(a)        Provided they have acted in good faith under the reasonable belief that their actions are in the best interest of the Fund (or pursuant to any different standard expressly provided for in this Declaration), the Trustees and officers of the Fund shall be deemed to have discharged their duty of care. The exercise by the Trustees of their powers and discretions hereunder in good faith under the reasonable belief that their actions are in the best interests of the Fund (or pursuant to any different standard expressly provided for in this Declaration) shall be binding upon everyone interested. To the extent that, at law or in equity, a Trustee or officer of the Fund (each a “Fiduciary Covered Person”) has duties (including fiduciary duties) and liabilities relating thereto to the Fund, the Shareholders or to any other Person, a Fiduciary Covered Person acting under this Declaration shall not be liable to the Fund, the Shareholders or to any other Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of Fiduciary Covered Persons otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties (including fiduciary duties) and liabilities of such Fiduciary Covered Persons. To the fullest extent permitted by law, no Person other than a Trustee or an officer of the Fund shall have any fiduciary duties (or liability therefor) to the Fund. To the fullest extent permitted by law, the Trustees shall owe duties (including fiduciary duties) to the Fund only and shall owe no duties (including fiduciary duties) directly to the Shareholders. Except where a different standard is expressly provided for in this Declaration, the Trustees and officers of the Fund shall have the benefit of the business judgment rule in the performance of their duties under this Declaration.

(b)        Unless otherwise expressly provided herein:

(i)         whenever a conflict of interest exists or arises between any Fiduciary Covered Person or any of its Affiliated Persons, on the one hand, and the Fund or any other Person, on the other hand; or

(ii)        whenever this Declaration or any other agreement contemplated herein or therein provides that a Fiduciary Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Fund or any other Person, a Fiduciary Covered Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by a Fiduciary Covered Person, the resolution, action or terms so made, taken or provided by a Fiduciary Covered Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of a Fiduciary Covered Person at law or in equity or otherwise.

(c)        Notwithstanding any other provision of this Declaration or otherwise applicable law, whenever in this Declaration Fiduciary Covered Persons are permitted or required to make a decision (i) in their “discretion” or under a grant of similar authority, the Fiduciary Covered Persons shall be entitled to consider such interests and factors as they desire, including their own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund, the Shareholders or any other Person; or (ii) in its “good faith” or under another express standard, the Fiduciary Covered Persons shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Declaration shall mean subjective good faith as such term is understood and interpreted under Delaware law.

(d)        Any Fiduciary Covered Person and any Affiliated Person of any Fiduciary Covered Person may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Fund and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Fiduciary Covered Person. No Fiduciary Covered Person who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Fund shall have any duty to communicate or offer such opportunity to the Fund, and such Fiduciary Covered Person shall not be liable to the Fund or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that such Fiduciary Covered Person pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Fund. Neither the Fund nor any Shareholders shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Fund, shall not be deemed wrongful or improper. Any Fiduciary Covered Person may engage or be interested in any financial or other transaction with the Fund, the Shareholders or any Affiliated Person of the Fund or the Shareholders.

Section 6.        Insurance

The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Fund assets insurance for liability.

Section 7.        Employee Benefit Plans

This Article does not apply to any Proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that Person’s capacity as such, even though that Person may also be an Agent of this Fund. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by law.

ARTICLE VIII
Miscellaneous

Section 1.        Liability of Third Persons Dealing with Trustees

No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Fund or upon its order.

Section 2.        Subsidiaries

Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over all of the Fund Property or to carry on any business in which the Fund shall directly or indirectly have any interest and to sell, convey, and transfer all or a portion of the Fund Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Fund holds or is about to acquire shares or any other interests.

Section 3.        Limited Term and Dissolution of the Fund

(a)        Limited Term. The Fund shall have a limited period of existence and shall dissolve at the close of business 10 years from the date of the closing of the Fund’s initial public offering, unless dissolved earlier upon authorization of the Trustees in accordance with Article V, Section 3(c)(i)(4), except that the Fund shall continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs. In addition, during the four years preceding the dissolution date, the Trustees may take any steps they deem appropriate to begin winding down the Fund in anticipation of the dissolution date, including, without limitation, selling Fund Property. If the Fund’s Board of Trustees determines that under then current market conditions it is in the best interests of the Fund to do so, the Fund may in the sole discretion of the Trustees, at any time prior to 10 years from the date of the closing of the Fund’s initial public offering, upon 60 days’ written notice to the Shareholders, extend the dissolution date for one year, to 11 years from the date of the closing of the Fund’s initial public offering, without a Shareholder vote.

(b)       Procedure for Winding Up and Liquidating the Fund. Upon dissolution, the Trustees shall proceed to wind up the affairs of the Fund and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Fund shall have been wound up as contemplated by Section 3808(e) of the Delaware Statutory Trust Act. The Trustees may, to the extent they deem appropriate, adopt a plan of liquidation at any time during the four years preceding the anticipated dissolution date, which plan of liquidation may set forth the terms and conditions for implementing the dissolution and liquidation of the Fund under this Article VIII. Shareholders of the Fund shall not be entitled to vote on the adoption of any such plan or the dissolution and liquidation of the Fund under this Article VIII except to the extent required by the 1940 Act. Following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate of Cancellation may be signed by any one Trustee.

Section 4.        Amendments

(a)        Except as specifically provided in this Section 4, the Trustees may, without Shareholder vote, restate, amend, or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote on:

(i)          any amendment that would affect their right to vote granted in Article V, Section 2 hereof;

(ii)         any amendment to this Section 4 of Article VIII;

(iii)        any amendment that may require their vote under the 1940 Act or by the Fund’s registration statement, as filed with the Commission; and

(iv)        any amendment submitted to them for their vote by the Trustees.

(b)        No amendment may be made to Article IV, Section 1 (regarding the number of Trustees), Article IV, Section 2 (regarding Trustees’ terms and election), Article IV, Section 3 (regarding Trustee resignation and removal), Article III, Section 10 (regarding shareholder liability), this Article VIII, Section 4 or Article V, Section 3(c) (supermajority requirements for certain transactions), of this Declaration of Trust and no amendment may be made to this Declaration of Trust which would change any rights with respect to any Shares of the Fund by reducing the amount payable thereon upon liquidation of the Fund or by diminishing or eliminating any voting rights pertaining thereto (except that this provision shall not limit the ability of the Trustees to authorize, and to cause the Fund to issue, other securities pursuant to Article III), except after the approval of at least seventy-five percent (75%) of each class of Shares outstanding and entitled to vote on the matter, unless a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees entitled to vote on the matter approve such amendment, in which case approval by a Majority Shareholder Vote shall be required. Nothing contained in this Declaration of Trust shall permit the amendment of this Declaration of Trust to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Fund or to permit assessments upon Shareholders.

(c)        Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more series or classes shall be authorized by a vote of the Shareholders of each series or class affected and no vote of Shareholders of a series or class not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 6 hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 3 hereof or as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

Section 5.        Filing of Copies, References, Headings

The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Fund where it may be inspected by any Shareholder. Anyone dealing with the Fund may rely on a certificate by an officer of the Fund as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Fund hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Fund to be a copy of this Declaration of Trust or of any such restatements and/or amendments. In this Declaration of Trust and in any such restatements and/or amendments, references to this Declaration of Trust, and all expressions such as “herein,” “hereof,” and “hereunder,” shall be deemed to refer to this Declaration of Trust as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This Declaration of Trust may be executed in any number of counterparts each of which shall be deemed an original.

Section 6.        Applicable Law

(a)        This Declaration of Trust and the Fund created hereunder are to be governed by and construed and enforced in accordance with, the laws of the State of Delaware. The Fund shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Fund specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Fund may not exercise such power or privilege or take such actions.

(b)        Notwithstanding the first sentence of Section 6(a) of this Article VIII, there shall not be applicable to the Fund, the Trustees, or this Declaration of Trust either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

Section 7.        Provisions in Conflict with Law or Regulations

(a)        The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b)        If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 8.        Statutory Trust Only

It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act and to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

Section 9.        Writings

Notwithstanding any provision in this Declaration of Trust to the contrary, any notice, proxy, vote, consent, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration of Trust or the By-laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Act), including via the internet, or in any other manner permitted by applicable law.

Section 10.      Exclusive Delaware Jurisdiction

Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Act, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Act, this Declaration or the Bylaws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the Shareholders or the Trustees, or of officers or the Trustees to the Fund, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Act, the Declaration of Trust or the Bylaws relating in any way to the Fund (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (iv) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. In the event that any claim, suit, action or proceeding (collectively, a “Proceeding”) is commenced outside of the Court of Chancery of the State of Delaware in contravention of this Section 10, all reasonable and documented out of pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in such Proceeding shall be reimbursed by the non-prevailing party. A party shall be deemed to have prevailed in any Proceeding described in the immediately preceding sentence if (i) all of the underlying claims are subsequently withdrawn or voluntarily dismissed and/or (ii) a party prevails, either through dismissal judgment or otherwise by order of the court on all of the underlying claims.

[The remainder of this page is intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Trustees named below, being the Trustees of VanEck Coastland Online Finance Term Fund, have executed this Amended and Restated Agreement and Declaration of Trust as of the 29th day of September, 2016.

TRUSTEES:

/s/ David H. Chow
David H. Chow

/s/ William F. Cruger
William F. Cruger

/s/ R. Alastair Short
R. Alastair Short

/s/ Peter J. Sidebottom
Peter J. Sidebottom

/s/ Richard D. Stamberger
Richard D. Stamberger

/s/ Jan F. van Eck
Jan F. van Eck
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